Exhibit 10.41

CERTIFICATE OF ADOPTION

             Pursuant to action of the Board of Directors of UAL Corporation on December 11, 2003, the Board adopted, effective January 1, 2004, the plan reflected in the attached instrument entitled "UAL Corporation Success Sharing Program - Performance Incentive Plan."

Dated: December 17, 2003	UAL Corporation
By: /s/ Paul R. Lovejoy
Name: Paul R. Lovejoy
Title: Senior Vice President, General Counsel and Secretary

UAL Corporation
Success Sharing Program -
Performance Incentive Plan

I.       General.

A.      Plan Purpose. In connection with the reorganization under Chapter 11 of the United States Bankruptcy Code of UAL Corporation (the "Company") and its Affiliates (collectively, "United)," United employees have agreed to salary reductions and other work rule changes designed to reduce costs and improve United's financial position.  The purpose of this Success Sharing Program - Performance Incentive Plan (the "Plan") is to align the behavior of employees of United with the operational and financial goals of United by providing Qualified Employees with a performance incentive cash award based on financial and operational performance goals.  The Company intends that this Plan and the Success Sharing Program - Profit Sharing Plan will serve as the ongoing, broad-based, cash performance incentive program for Management Employees once United emerges from Chapter 11 bankruptcy.

B.      Collective Bargaining.  As it relates to Qualified Employees who are subject to the provisions of a collective bargaining agreement pursuant to which the Employer has agreed to provide such Qualified Employees with participation in a performance incentive plan, this Plan is maintained pursuant to such agreement.  As it relates to Qualified Employees who are in the class or craft of employees covered by a collective bargaining agreement with the Employer, the Company (i) will provide such information requested by the representative of such craft or class of employees to permit it to audit the calculation of the Company's performance under the performance formula established under the Plan for each Performance Period, and (ii) will provide expedited arbitration under the terms of the applicable collective bargaining agreement for any dispute with the representative of such craft or class of employees relating to the determination and payment of an Award under this Plan.

C.      Cash Bonus Plan.  The Plan is a cash bonus performance incentive plan and is not intended to be (and will be not construed and administered as) an employee benefit plan within the meaning of ERISA.  The Plan is intended to be a discretionary cash bonus plan and payments under the Plan will not constitute a part of an employee's regular rate of pay for any purpose, provided, however, all Awards will be paid to Qualified Employees in accordance with the terms of the Plan and the applicable collective bargaining agreements.  Except to the extent specifically provided otherwise under a particular pension, retirement, welfare, insurance, profit sharing, or other employee benefit plan or arrangement maintained or contributed to by an Employer, the payments to an employee under the Plan will be treated as "salary," "wages," or "cash compensation" to the employee for the purpose of computing benefits to which the employee may be entitled under any such plan or arrangement.

D.      Effective Date.  The Plan shall commence on January 1, 2004.

E.      International Employees.  The Company intends to extend participation in the Plan to International Employees in a manner which is most advantageous to the Employer and/or such International Employees and consistent with local laws and/or collective bargaining agreements, but only if and to the extent the terms of the Plan as applied to such International Employees (to the extent such terms and conditions differ from the Plan's terms and conditions) are set forth in an Exhibit to this Plan.  The Company's Senior Vice President - People may establish or amend the terms and conditions of participation in the Plan by International Employees as reflected in the Exhibits, including the effective date of coverage, and Selected Performance Objectives and their respective threshold, target and maximum levels, and will deviate from the general terms of the Plan only as necessary or advisable to comply with local laws and applicable collective bargaining agreements.

F.      Definitions.  Unless otherwise specified, the capitalized terms under the Plan have the meanings given below:

    Affiliate.  "Affiliate" means each entity, corporate or otherwise, in which the Company, directly or indirectly, owns or controls a greater than 80% interest.

    Award.  "Award" means the dollar value of the award payable to a Qualified Employee as determined under the Plan.

    Board.  "Board" means the Board of Directors of UAL Corporation.

    Cause.  "Cause" means unacceptable job performance, attendance or misconduct as determined by the Employer in its sole discretion for Management Employees, Salaried Employees and International Employees and as determined under the applicable collective bargaining agreement for Collective Bargaining Employees.  If the Employer  determines (subject to a contrary determination under any applicable collective bargaining agreement grievance procedure), following an employee's termination of employment, that such employee engaged in conduct while employed which would be considered "Cause," then the Employer may treat such employee's termination as termination for Cause.

    Collective Bargaining Employee.  "Collective Bargaining Employee" means an employee who (i) is in the class or craft of employees subject to the provisions of a collective bargaining agreement between the Company and the representative of such class or craft of employees, and (ii) is on the Employer's United States payroll.

    Code.  "Code" means the Internal Revenue Code of 1986, as amended.

    Committee.  "Committee" means the Human Resources Subcommittee of the Board or such other committee appointed by the Board to exercise the powers and perform the duties assigned to the Human Resources Subcommittee under this Plan.

    Company.  "Company" means UAL Corporation.

    Disability.  "Disability" means the Employee has been determined to be disabled under the Employee's long-term disability plan in which such Employee participates or by the Company pursuant to Plan Rules.

    Employer.  "Employer" means the Company and each Affiliate which is identified in Appendix A as may be revised from time to time by the Company.

    ERISA.  "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended, including any related regulations.

    Furlough.  "Furlough" means a Qualified Employee's termination of employment with the Employer in connection with which such Qualified Employee has reemployment rights, or, in the case of a Collective Bargaining Employee, such other employment action as may be defined as a "furlough" in the applicable collective bargaining agreement.

    Incentive Opportunity.  "Incentive Opportunity" means the amounts, stated as percentages of a Qualified Employee's Wages,  determined with respect to a performance period based on actual achievement of the Plan's Selected Performance Objectives within the levels of threshold, target and maximum.  If a Qualified Employee held more than one eligible position during the Plan Year, his or her Incentive Opportunity will be determined based on each corresponding period of participation in the manner provided in Plan Rules.  The Incentive Opportunity for Qualified Employees who are:

      1.       Officers will be determined by the Committee, provided that, for any Officer, the threshold level will be approximately 50% of the target level and the maximum level will be approximately 200% of the target level.
      2.       Management Employees (other than Officers) and Salaried Employees will be determined by the Company, provided that, for any such Management Employee or Salaried Employee, the threshold level will be approximately 50% of the target level and the maximum level will be approximately 200% of the target level.
      3.       International Employees will be determined by the Company, provided, for International Employees who are subject to the terms of a collective bargaining agreement with the Employer, the Incentive Opportunity may be established by the terms of such agreement.
      4.       Collective Bargaining Employees will be established by the terms of the collective bargaining agreement or, in the absence of a specific designation, as follows:

                a.     2.5% for performance at threshold level,
                b.     5% for performance at the target level; and
                c.     10% for performance at or above the maximum level.

  The Incentive Opportunity for performance at points between threshold and target or target and maximum will be determined by linear interpolation.

    Individual Performance Goal.  For Management Employees, Salaried Employees and applicable International Employees, "Individual Performance Goal" means the performance criteria or objectives established for a Qualified Employee for a Plan Year for purposes of assisting the Company or the Committee in determining whether and to what extent an Award has been earned by such Qualified Employee for such Plan Year.
    Individual Performance Modifier.  A Qualified Employee's "Individual Performance Modifier" is the numerical modifier (expressed as a percentage) determined for such Qualified Employee with respect to a Plan Year, subject to the following:
      1. For a Collective Bargaining Employee, the Individual Performance Modifier will be 100%.
      2. For a Salaried Employee or a Management Employee (other than an Officer), the Individual Performance Modifier will be determined by the Company and may be based, in whole or in part, upon an evaluation of the extent to which such employee achieved his or her Individual Performance Goals established for that Plan Year.
      3. For an Officer, the Individual Performance Modifier will be determined by the Committee and may be based, in whole or in part, upon an evaluation of the extent to which such employee achieved his or her Individual Performance Goals established for that Plan Year.
      4. For an International Employee, the Individual Performance Modifier will be determined by the Company and may be based, in whole or in part, upon an evaluation of the extent to which such employee achieved his or her Individual Performance Goals established for that Plan Year, provided for International Employees who are subject to the terms of a collective bargaining agreement with the Employer, the Individual Performance Modifier may be determined by the terms of such agreement.
      5. A Qualified Employee's evaluation under clauses (2), (3) or (4) above is wholly discretionary and subjective on the part of the Company.
      6. A Qualified Employee who has been employed in more than one classification during a Performance Period will have his or her Individual Performance Modifier determined and applied to the appropriate period in the manner provided in Plan Rules.
      7. For all quarterly incentive Awards, the Individual Performance Modifier is 100%.
    International Employee.  "International Employee" means any regular full-time or regular part-time employee of an Employer, or such other employee of the Employer identified in an Exhibit to the Plan, who is not on the Employer's United States payroll and is working regularly in a location outside of the United States.
    Management Employee.  "Management Employee" means an individual (i) who is classified by the Employer as a Management Employee (on other than a temporary reclassification basis), (ii) whose employment is for an indefinite period, (iii) who is employed in an Employer established job classification not covered by a collective bargaining agreement, and (iv) who is on the Employer's U.S. payroll.
    Officer.  "Officer" means a Management Employee who is (i) an "officer" of the Company as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended ("Rule 16a-1(f)"), or (ii) a designated senior officer of the subsidiaries of the Company, including any officer of United Air Lines, Inc. who is an "officer" of the Company under Rule 16a-1(f) or who reports directly to the Chairman or the CEO.
    Performance Objective.  "Performance Objective" means one or more objectively determinable measures related to specified levels of financial performance (e.g., EBITDAR margin, pre-tax margin), operational performance (e.g., on-time performance), customer satisfaction (e.g., intent to repurchase), employee engagement, safety performance (e.g., lost time injuries) and reasonably comparable measures as adopted by the Committee.  Performance Objectives may be described in terms of Company or Affiliate performance, or, for International Employees, in terms of performance related to a foreign jurisdiction.  Performance Objectives shall be stated in terms of a "threshold," "target" and "maximum" level in every instance.
    Performance Period.  "Performance Period" means, for a quarterly incentive Award, the calendar quarter and for an annual incentive Award, the calendar year.  In the event the Plan Year is not a calendar year, the Performance Periods will be adjusted accordingly.
    Plan Rules.  "Plan Rules" means rules, procedures, policies or practices established by the Company (or the Committee) with respect to the administration of the Plan, which need not be reflected in a written instrument and may be changed at any time without notice.
    Plan Year.  "Plan Year" means the calendar year or, if different, the 12-month period that corresponds to the Company's fiscal year.
    Qualified Employee.  "Qualified Employee" for a Performance Period means all employees of the Employer who are classified as regular full-time or regular part-time employees and such other International Employees specifically included under an Exhibit to the Plan, other than the following:
      1.       Collective Bargaining Employees who are covered by a collective bargaining agreement which does not expressly provide for coverage under a performance incentive plan such as the Plan;
      2.       Management Employees and Salaried Employees who, for the Performance Period, are either (a) participating in a sales incentive plan or (b) are employees of UAL Loyalty Services, Inc. who are participating in an annual incentive plan which the Company, in its sole discretion, determines is in lieu of coverage under this Plan; and
      3.       International Employees who are not designated as participating in the Plan for the Performance Period pursuant to the terms of an Exhibit to the Plan.
    Retirement.  "Retirement" has the meaning assigned to it under the Employer's employment policies and regulations.
    Salaried Employee.  "Salaried Employee" means an individual (i) who is classified by the Employer as a regular full-time or regular part-time Salaried Employee (on other than a temporary reclassification basis), (ii) who is employed in an established job classification not covered by a collective bargaining agreement, and (iii) who is on the Employer's U.S. payroll.
    Selected Performance Objectives.  "Selected Performance Objectives" means one or more Performance Objectives selected by the Company for a Performance Period.  The Committee will establish at the beginning of a Plan Year the Selected Performance Objectives and their respective threshold, target and maximum levels for the Performance Periods occurring in such Plan Year.  Selected Performance Objectives may vary among Employers (but not among employees of United Air Lines, Inc.) and, in accordance with Paragraph I.E., may be separately established for International Employees by the Company's Senior Vice President - People.
    Wages.  "Wages" has the meaning provided in Paragraph III.C.
II.      Participation.
A.      Eligibility.  All Qualified Employees for a Performance Period are eligible to receive an Award under the Plan for such Performance Period.

B.      Termination of Employment.  In order to be entitled to receive payment of an Award for a Performance Period, a Qualified Employee must be actively employed through the end of the Performance Period and following the Performance Period and through the payment date, except as follows:

    1.       All Qualified Employees are entitled to receive payment of an Award if their employment is involuntarily terminated, other than for Cause, during the Performance Period or after the Performance Period and prior to the payment date.

    2.       All Qualified Employees are entitled to payment if their termination of employment during a Performance Period or after the Performance Period and prior to the payment date, is on account of Furlough, death, Disability or Retirement.

    3.       All Qualified Employees are entitled to payment if their termination of employment is voluntary and occurs after the Performance Period and prior to the payment date.

    4.       The Company (or the Committee, in case of Awards payable to Officers) may in its sole discretion pay an Award to a Qualified Employee who is not otherwise entitled to receive an Award because his or her termination of employment occurred during the Performance Period.

  C.      Leaves.  A Qualified Employee who is on an Employer-approved leave of absence shall continue to participate in the Plan.

  D.      Employee Classifications. The designation of an individual as an employee of an Employer within the meaning of the Plan, or as a person who is not an employee of an Employer or as being within a particular classification of employee will be conclusive for all purposes of this Plan.  For purposes of this Plan, a temporary reclassification or special assignment will be disregarded for purposes of determining a Qualified Employee's classification.  No reclassification of an individual as an employee of an Employer, whether by judicial or administrative action or otherwise, will be effective to qualify the individual as a Qualified Employee under this Plan except as the Company agrees, and no reclassification will be given retroactive effect, except as the Company agrees.

III.     Incentive Awards.
A.      Formula.  The amount of a Qualified Employee's Award for a Performance Period is the product of the following for such Performance Period:
    1. Incentive Opportunity;
    2. Wages; and
    3. Individual Performance Modifier.
  B.       Quarterly Incentive Awards. The Company may, in its reasonable discretion, establish all or any portion of the Incentive Opportunity for a Selected Performance Objective for a Performance Period which is a calendar quarter or other three calendar month period.  The Individual Performance Modifier for all quarterly incentive Awards is 100%.

  C.       Wages.  Wages for a Performance Period will be determined as follows:

    1.       Compensation Included.  "Wages" will only include compensation paid (or payable) during a Performance Period to a Qualified Employee for the period he or she is a Qualified Employee and shall include the items listed in Appendix B as included in Wages.  Wages will include compensation not paid as a result of an earnings reduction election made by the Qualified Employee under a Code Sec. 125 cafeteria plan or under any qualified cash or deferred arrangement under Code Sec. 401(k).

    2.       Exclusions.  "Wages" will not include the items of compensation or other payments listed in Appendix B as excluded from Wages.

    3.       Reemployment.  In the event a Qualified Employee terminates employment and is reemployed by an Employer such employee will be treated as a new employee and Wages shall include only amounts paid following such reemployment.  The period arising prior to his or her most recent termination of employment will be governed by Paragraph II.B.

    4.       Determination of Wages.  The Company's Senior Vice President - People will determine, in his or her discretion (subject to a contrary determination under any applicable collective bargaining agreement grievance procedure in the case of a Collective Bargaining Employee), whether (i) an item of compensation is included or excluded from the definition of "Wages," and (ii) whether and to what extent any items listed in Appendix B as excluded from Wages are to be included in an International Employee's Wages to comply with local law or applicable collective bargaining agreements.

  D.      Continued Management Employees and Salaried Employees Participation.  The Incentive Opportunity for Management Employees for performing at the target level shall represent a significant portion of the total target cash compensation for Management Employees and shall be at a level consistent with the Company's historical practice under predecessor performance incentive plans.

  E.      Time of Payments.  Payment to each Qualified Employee entitled to receive an Award will be made by the Company as soon as practicable after the Company has determined whether and to what extent the Selected Performance Objectives have been satisfied for a Performance Period, provided that all Qualified Employees, other than International Employees, will be paid at the same time.

  F.      Payment Methods.  A Qualified Employee will receive payment of an Award in cash, subject to such employee's right to elect to defer receipt of a portion of such cash payment under any Company-sponsored 401(k) plan in which the Qualified Employee is eligible to participate.

  G.      Withholdings. The Company will withhold from any payment to be made hereunder such amounts as it reasonably determines it may be required to withhold under any applicable federal, state or other law, and transmit such withheld amounts to the appropriate authorities.

  H.      Modification of Time and Manner of Payment.  Notwithstanding anything herein to the contrary, the Committee has the right, in its reasonable discretion, to vary the time for making the payments provided in Paragraph E above, provided all Qualified Employees, other than International Employees, are paid at the same time.  Nothing herein shall be construed to grant any employee the right to elect a modification of the time for receiving payments hereunder.

IV.     Plan Administration.
A.      Plan Administration.  The Company or its delegate has the authority and responsibility to manage and control the general administration of the Plan, except as to matters expressly reserved in the Plan to either the Board or the Committee.  Determinations, decisions and actions of the Company or, if applicable, the Committee, in connection with the construction, interpretation, administration, or application of the Plan will be final, conclusive, and binding upon any Qualified Employee and any person claiming under or through the Qualified Employee.  No employee of United, any member of the Board, any delegate of the Board, or any member of the Committee will be liable for any determination, decision, or action made in good faith with respect to the Plan or any Award made under the Plan.

B.      Human Resources Subcommittee.  The Human Resources Subcommittee has the sole authority and responsibility to establish the Selected Performance Objectives for a Plan Year (subject to Paragraph I.E.), and to otherwise administer Awards payable to Officers.

V.      Amendment or Termination.
A.      Authority of Board to Amend or Terminate Plan.  The Plan may at any time be amended, modified, suspended or terminated, as the Board in its sole discretion determines. Such amendment, modification, or termination of the Plan will not require any notice or the consent, ratification, or approval of any party, including any Qualified Employee who is then eligible to participate in the Plan.

B.      Authority to Amend Awards.  The Committee may reduce an Award payable to an Officer, and the Company may reduce any Award other than an Award payable to an Officer prior to the payment of the Award to the extent it deems necessary or appropriate to comply with laws, including applicable securities laws, local laws outside the U.S. and the pooling of interests requirements in connection with a merger, provided that nothing in this Paragraph affects the rights of Collective Bargaining Employees under the applicable collective bargaining agreements to an Award.

C.      Authority to Amend International Employee Exhibits.  Notwithstanding the foregoing, the Company's Senior Vice President-People may at any time and from time to time, add, delete or otherwise amend the provisions of, any Exhibit to this Plan which sets forth the terms of the Plan as applied to International Employees to the extent necessary or advisable to comply with local laws or applicable collective bargaining agreements.

VI.     Miscellaneous.
A.      No Contract of Employment, etc.  Neither this Plan nor any award under the Plan constitutes a contract of employment and participation in the Plan will not give any employee the right to be retained in the service of the Company or any Affiliate or to continue in any position or at any level of compensation.Nothing contained in the Plan will prohibit or interfere with the Company's or an Affiliate's right to assign projects, tasks and responsibilities to any employee or to alter the nature of the Company's or an Affiliate's rights with respect to the employee's employment relationship, including the right to terminate any employee at any time, with or without prior notice, and for any reason within the constraints of existing law.

B.      Governing Law.  The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the United States and the State of Illinois, notwithstanding the conflicts of law principles of any jurisdiction.

C.      Conflict.  Notwithstanding anything to the contrary in the Plan, the Plan Rules or Plan administration, the Employer's obligations to Collective Bargaining Employees shall be governed by the applicable collective bargaining agreements, and any conflict between the terms of the Plan, the Plan Rules or Plan administration and the applicable bargaining agreements with respect to Collective Bargaining Employees shall be resolved in favor of the Employer's obligations under the applicable collective bargaining agreements.

Appendix A
Participating Affiliates

Name	Commencing	Ending

United Air Lines, Inc.	1/1/04
UAL Loyalty Services, Inc.	1/1/04
Mileage Plus, Inc.	1/1/04
Premier Meeting and Travel Services, Inc.	1/1/04
MyPoints.com, Inc.	1/1/04
Kion de Mexico, S.A. de C.V.	1/1/04
Domicile Management Services, Inc.	1/1/04

Appendix B
Wages

B-1.  Inclusions.  For purposes of Paragraph III.C.1. the following items are included in the definition of Wages:

    base pay
    overtime pay
    holiday pay
    longevity pay
    sick pay
    lead/purser/service director pay
    high skill premium/longevity pay
    language premium
    international and night flying premium pay
    pay for time taken as vacation
    payment for accrued vacation not taken as vacation when paid on account of (i) a leave or (ii) a termination of employment due to a reduction in force or for military leave shift differential pay
    back pay (other than judicial or administrative awards of grievance pay or back pay or settlement thereof)
    delayed activation pay
    bypass pay
    check pilot premium pay
    double town salary expense
    senior/junior manning pay
    operational integrity pay
    temporary reclass pay
    Hawaiian override
B-2.  Exclusions.  For purposes of Paragraph III.C.2. the following items are excluded in the definition of Wages:
    deferred compensation (other than pursuant to Code Sec. 125 or 401(k))
    moving expense and similar allowances
    KERP I and KERP II awards
    performance incentive awards, profit sharing awards or sales incentive awards expense reimbursements and per diems
    severance, termination pay and related payments
    payment for accrued vacation time not taken as vacation when paid on account of termination of employment, other than on account of a reduction in force or for a military leave disability and workers compensation payments
    duty-free commissions
    recognition lump sums
    flight expense
    retropay created by execution of a collective bargaining agreement, unless the collective bargaining agreement requires inclusion reimbursable cleaning
    Employer contributions to employee benefit plans
    solely for purposes of making an award payment under this Plan, judicial or administrative awards for grievance pay or back pay (including settlements thereof)
    imputed income for employee or dependent life insurance coverage imputed income from pass service charges
    taxable travel
    imputed income from domestic partner benefits
    cash payments made pursuant to any agreement, program, arrangement or plan designed to compensate an employee for amounts that may not be credited or allocated to the employee under a qualified retirement plan due to limitations imposed by tax laws taxable fringe benefits, including taxable reimbursement of insurance premiums expatriate allowances
    hiring bonuses or other special payments relating to the initiation of employment amounts realized with respect to restricted stock, non-qualified stock options or stock appreciation rights lost luggage advance
    interest payments
B-3.  Special Crediting Rule.  For purposes of allocating Wages earned by a Qualified Employee for services rendered during a Performance Period but received following termination of employment, such Wages will be treated as received on the Qualified Employee's last day of employment with the Employer.

Exhibit A
Argentina

I. Participation.

A. Eligibility.  All International Employees who are working regularly in Argentina and who are on the Employer's Argentine payroll are eligible to participate in the Plan ("Covered Argentinean Employees").

B. Acknowledgement.  In order to receive an award under the Plan, a Covered Argentinean Employee must execute a written acknowledgement in the form and manner established by the Employer.

Exhibit B
Australia

I. Participation.

A. Eligibility.  International Employees and casual employees of the Employer who are working regularly in Australia, who are on the Employer's Australian payroll and who are not  subject to the terms of a collective bargaining agreement with the Employer, unless the terms of such agreement require that such employees participate in the Plan, are eligible to participate in the Plan ("Covered Australian Employees").

B. Acknowledgement.  In order to receive an award under the Plan, a Covered Australian Employee must execute a written acknowledgement in the form and manner established by the Employer.

Exhibit C
Belgium

I. Participation.

A. Eligibility.  International Employees who are working regularly in Belgium, who are on the Employer's Belgian payroll and who are not subject to the terms of a collective bargaining agreement with the Employer, unless the terms of such agreement require that such employees participate in the Plan, are eligible to participate in the Plan ("Covered Belgium Employees").

B. Acknowledgement.  In order to receive an award under the Plan, a Covered Belgium Employee must execute a written acknowledgement in the form and manner established by the Employer.

Exhibit D
Brazil

I. Participation.

A. Eligibility.  International Employees who are working regularly in Brazil, who are on the Employer's Brazilian payroll and who are not subject to the terms of a collective bargaining agreement with the Employer, unless the terms of such agreement require that such employees participate in the Plan, are eligible to participate in the Plan ("Covered Brazilian Employees").

B. Acknowledgement.  In order to receive an award under the Plan, a Covered Brazilian Employee must execute a written acknowledgement in the form and manner established by the Employer.

 II. Plan Terms. A. Plan Type.  The Plan shall be implemented in Brazil as a profit sharing plan.

B. Collective Bargaining Agreement.  The terms of the Plan as applied to Covered Brazilian Employees shall be subject to the terms of any collective bargaining agreement.

C. Expiration.  This Exhibit D shall terminate effective December 31, 2004.

Exhibit E
Canada

I. Participation.

A. Eligibility.  International Employees who are working regularly in Canada, who are on the Employer's Canadian payroll and who are not subject to the terms of a collective bargaining agreement with the Employer, unless the terms of such agreement require that such employees participate in the Plan, are eligible to participate in the Plan ("Covered Canadian Employees").

B. Acknowledgement.  In order to receive an award under the Plan, a Covered Canadian Employee must execute a written acknowledgement in the form and manner established by the Employer.

Exhibit F
China

I. Participation.

A. Eligibility.  International Employees who are working regularly in China, who are on the Employer's Chinese payroll and who are not subject to the terms of a collective bargaining agreement with the Employer, unless the terms of such agreement require that such employees participate in the Plan, are eligible to participate in the Plan ("Covered Chinese Employee").

B. Acknowledgement.  In order to receive an award under the Plan, a Covered Chinese Employee must execute a written acknowledgement in the form and manner established by the Employer.

C. Payment.  Cash awards payable to Covered Chinese Employees will be paid in Renminbi.

Exhibit G
Costa Rica

I. Participation.

A. Eligibility.  International Employees who are working regularly in Costa Rica, who are on the Employer's Costa Rican payroll and who are not subject to the terms of a collective bargaining agreement with the Employer, unless the terms of such agreement require that such employees participate in the Plan, are eligible to participate in the Plan ("Covered Costa Rican Employees").

B. Acknowledgement.  In order to receive an award under the Plan, a Covered Costa Rican Employee must execute a written acknowledgement in the form and manner established by the Employer.

Exhibit H
El Salvador

I. Participation.

A. Eligibility.  International Employees who are working regularly in El Salvador, who are on the Employer's El Salvadoran payroll and who are not subject to the terms of a collective bargaining agreement with the Employer, unless the terms of such agreement require that such employees participate in the Plan, are eligible to participate in the Plan ("Covered El Salvadoran Employees").

B. Acknowledgement.  In order to receive an award under the Plan, a Covered El Salvadoran Employee must execute a written acknowledgement in the form and manner established by the Employer.

Exhibit I
France

I. General.

A. Plan Type.  The Plan as applied to International Employees who are working regularly in France and who are on the Employer's French payroll ("Covered French Employees") is intended to conform to the requirements of a plan d'interressement, provided, however, the terms of the Plan as applied to Covered French Employees shall be established solely by the terms of a separate written plan instrument approved by the Company's Senior Vice President - People.

Exhibit J
Germany

I. General.

A. Implementation of Plan.  The Company's implementation of the Plan for Covered German Employees (defined below) will be subject to co-determination with any applicable works council. II. Participation. A. Eligibility.  International Employees who are working regularly in Germany, who are on the Employer's German payroll and who are not subject to the terms of a collective bargaining agreement, unless the terms of such agreement require that such employees participate in the Plan, are eligible to participate in the Plan ("Covered German Employees").

B. Acknowledgement.  In order to receive an award under the Plan, a Covered German Employee must execute a written acknowledgement in the form and manner established by the Employer.

C. Termination of Employment.  For purposes of Paragraph II.B. of the Plan, a Covered German Employee is entitled to receive payment of an Award if he or she voluntarily terminates employment during the Performance Period or after the Performance Period and before the date payment of the Award is made.

Exhibit K
Ireland

I. Participation.

A. Eligibility.  International Employees who are working regularly in Ireland, who are on the Employer's Irish payroll and who are not subject to the terms of a collective bargaining agreement, unless the terms of such agreement require that such employees participate in the Plan, are eligible to participate in the Plan ("Covered Irish Employees").

B. Acknowledgement.  In order to receive an award under the Plan, a Covered Irish Employee must execute a written acknowledgement in the form and manner established by the Employer.

Exhibit L
Japan

I. Participation.

A. Eligibility.  International Employees who are working regularly in Japan, who are on the Employer's Japanese payroll and who are not subject to the terms of a collective bargaining agreement with the Employer, unless the terms of such agreement require that such employees participate in the plan, are eligible to participate in the Plan ("Covered Japanese Employee"). II. Plan Terms.  The terms of the Plan as applied to a Covered Japanese Employee shall be established by the terms of a separate writing approved by the Company's Senior Vice President - People.
Exhibit M
Korea

I. Participation.

A. Eligibility.  International Employees who are working regularly in Korea, who are on the Employer's Korean payroll and who are not subject to the terms of a collective bargaining agreement with the Employer, unless the terms of such agreement require that such employees participate in the Plan, are eligible to participate in the Plan ("Covered Korean Employees").

B. Acknowledgement.  In order to receive an award under the Plan, a Covered Korean Employee must execute a written acknowledgement in the form and manner established by the Employer.

Exhibit N
Mexico

I. Participation.

A. Eligibility.  International Employees who are working regularly in Mexico, who are on the Employer's Mexican payroll and who are not subject to the terms of a collective bargaining agreement with the Employer, unless the terms of such agreement require that such employees participate in the Plan, are eligible to participate in the Plan ("Covered Mexican Employees").

B. Acknowledgement.  In order to receive an award under the Plan, a Covered Mexican Employee must execute a written acknowledgement in the form and manner established by the Employer.

 II. Expiration.  This Exhibit N shall terminate effective December 31, 2004.

Exhibit O
The Netherlands

I. General.

A. Term.  This Exhibit O shall terminate effective December 31, 2005.
II. Participation. A. Eligibility.  International Employees who are working regularly in the Netherlands, who are on the Employer's Dutch payroll and who are not subject to the terms of a collective bargaining agreement with the Employer, unless the terms of such agreement require that such employees participate in the Plan, are eligible to participate in the Plan ("Covered Dutch Employees").

B. Acknowledgement.  In order to receive an award under the Plan, a Covered Dutch Employee must execute a written acknowledgement in the form and manner established by the Employer.

Exhibit P
Singapore

I. Participation.

A. Eligibility.  International Employees who are working regularly in Singapore, who are on the Employer's Singapore payroll and who are not subject to the terms of a collective bargaining agreement with the Employer, unless the terms of such agreement require that such employees participate in the Plan, are eligible to participate in the Plan ("Covered Singapore Employees").

B. Acknowledgement.  In order to receive an award under the Plan, a Covered Singapore Employee must execute a written acknowledgement in the form and manner established by the Employer.

Exhibit Q
Taiwan

I. Participation.

A. Eligibility.  International Employees who are working regularly in Taiwan, who are on the Employer's Taiwanese payroll and who are not subject to the terms of a collective bargaining agreement with the Employer, unless the terms of such agreement require that such employees participate in the Plan, are eligible to participate in the Plan ("Covered Taiwanese Employee").

B. Acknowledgement.  In order to receive an award under the Plan, a Covered Taiwanese Employee must execute a written acknowledgement in the form and manner established by the Employer.

Exhibit R
Thailand

I. Participation.

A. Eligibility.  International Employees who are working regularly in Thailand, who are on the Employer's Thai payroll and who are not subject to the terms of a collective bargaining agreement with the Employer, unless the terms of such agreement require that such employees participate in the Plan, are eligible to participate in the Plan ("Covered Thai Employees").

B. Acknowledgement.  In order to receive an award under the Plan, a Covered Thai Employee must execute a written acknowledgement in the form and manner established by the Employer.

Exhibit S
United Kingdom

I. Participation.

A. Eligibility.  International Employees who are working regularly in the United Kingdom, who are on the Employer's United Kingdom payroll and who are not subject to the terms of a collective bargaining agreement with the Employer, unless the terms of such agreement require that such employees participate in the plan, are eligible to participate in the Plan ("Covered UK Employees").

B. Acknowledgement.  In order to receive an award under the Plan, a Covered UK Employee must execute a written acknowledgement in the form and manner established by the Employer.

Exhibit T
Uruguay

I. Participation.

A. Eligibility.  International Employees who are working regularly in Uruguay, who are on the Employer's Uruguayan payroll and who are not subject to the terms of a collective bargaining agreement with the Employer, unless the terms of such agreement require that such employees participate in the Plan, are eligible to participate in the Plan ("Covered Uruguayan Employees").

B. Acknowledgement.  In order to receive an award under the Plan, a Covered Uruguayan Employee must execute a written acknowledgement in the form and manner established by the Employer.